UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 15a-6(e)(2))

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

KLONDIKE STAR MINERAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)4 and 0-11.

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Title of each class of securities to which transaction applies: Common

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Aggregate number of securities to which transaction applies:

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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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Proposed Maximum Aggregate Value of Transaction: N/A

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Total Fee Paid: N/A

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11)a_)2_ and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

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Date Filed

KLONDIKE STAR MINERAL CORPORATION

P.O. Box 33141, 1031 - 10 Mile Road
Whitehorse, Yukon, Canada Y1A 6S1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 13, 2009

Dear Shareholders:

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Klondike Star Mineral Corporation (the “Company”) for use at the Company's annual meeting of Shareholders, to be held at 10:00 a.m., April 13, 2009, at the Hilton Washington, 1919 Connecticut Ave. NW, Washington, D.C. 20009, and at any adjournment thereof (the “Meeting”).  Shares of capital stock of the Company entitled to vote at the Meeting which are represented by properly executed and dated proxies returned prior to the Meeting will be voted at the meeting in accordance with the specifications thereon.  If the proxy is signed without specifying choices, the proxy will be voted FOR the proposals contained herein.  The proxy also confers discretionary authority on the persons designated therein to vote on other business, not currently contemplated, which may come before the Meeting. Any shareholder giving a proxy has the right to revoke it by giving written notice to the Secretary of the Company or by duly executing and delivering a proxy bearing a later date or by attending the Meeting and giving oral notice to the Secretary at any time prior to the voting.

Subject to the limitations on information available to the Company, a complete list of the shareholders entitled to vote at the Meeting, showing the address of each shareholder and the number of shares registered in the name of each shareholder, will be kept open at the offices of the Company at 1031 - 10 Mile Road, Whitehorse, Yukon, Canada, for examination by any shareholder during business hours for a period of ten (10) days immediately prior to the Meeting.

The cost of the solicitation of proxies for the Meeting will be paid by the Company.  In addition to the solicitation of proxies by use of the mails, directors, officers, and employees of the Company may solicit proxies personally.  The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding stock in their names for others to send proxy materials to, and to obtain proxies from, their principals.  The cost of preparing, printing, assembling, and mailing the Notice of Annual Meeting, this Proxy statement, the form of proxy enclosed herewith, and any additional material, the cost of forwarding solicitation material to the beneficial owners of stock, and other costs of solicitation are to be borne by the Company.

This Proxy Statement and accompanying form of proxy will first be sent to shareholders and posted on the Company website on or about March 6, 2009.

Shareholders wishing to include a proposal in the Information Statement for the Annual Meeting of Shareholders should supply their proposal to the Company no later than March 2, 2009.

The annual meeting of shareholders of Klondike Star Mineral Corporation, a Delaware corporation (the "Company"), will be held on April 13, 2009, at 10:00 a.m. local time, at the Hilton Washington, 1919 Connecticut Ave. NW, Washington, D.C. 20009, for the following purposes:

1. To elect members of the Board of Directors.

2. To approve PMB Helin Donovan as the Company’s independent auditors for the coming year.

3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 2, 2009, will be entitled to receive this Information Statement and notice of the Annual meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

___________________________________

George Wakim, President

Signed at:

Kuwait

Date:

20 Feb. 2009

INFORMATION STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 13, 2009

This Information Statement is being furnished to the shareholders of Klondike Star Mineral Corporation, a Delaware corporation (the "Company"), to inform them of the annual meeting of shareholders.  This meeting (referred to herein as the "Annual Meeting") will be held on April 13, 2009, at the Hilton Washington, 1919 Connecticut Ave. NW, Washington, D.C. 20009, at 10:00 a.m. local time.  Only shareholders of record at the close of business on March 2, 2009, (the "Record Date"), will be entitled to receive this Information Statement and to vote at the Annual Meeting.  This Information Statement and the Notice of Annual Meeting are first being mailed to shareholders and posted to the Company’s website on or about March 6, 2009.

At the Annual Meeting, holders of common stock (the "Common Stock") of the Company will be asked:

1. To elect members of the Board of Directors.

2. To approve PMB Helin Donovan as the Company’s independent auditors for the coming year.

3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The cost of printing and distributing this Information Statement and holding the Annual Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

The Company's principal executive offices are located at 1031 - 10 Mile Road, Whitehorse, Yukon, Canada.

INFORMATION REGARDING THE PROPOSALS

1. ELECTION OF MEMBERS OF THE BOARD OF DIRECTORS

As of the Record Date, the Board of Directors consists of three individuals, Rene Huessy, George Wakim and Ayman Shahin.

The following background information is provided for the persons nominated to serve on the Company’s Board of Directors:

Name	Age	Positions Held	Date of Election or Designation	Proposed Term of Office
Ayman Shahin	44	Independent Director and Chair, Audit Committee	January, 2007	Two years ending December 2009
George Wakim	39	Director, Chair, Environment Health and Safety Committee, Member Audit Committee and President	March 26, 2008	Two years
Rene Huessy	61	Independent Director and Member Audit Committee	December 22, 2008	Two years

Background Information:

Ayman Shahin.  Head of Treasury for ARY Traders, Dubai, U.A.E., Shahin has a strong understanding of financial and physical precious metals markets developed over a period of fifteen years from working with major bullion houses in four major centers for the industry - Toronto, New York, London and Dubai. Ayman Shahin has worked with Rudolf Wolff UK, Lehman Brothers Inc. NY, the Republic National Bank NY, and the Canadian Imperial Bank of Commerce as a senior bullion dealer, proprietary trader, foreign exchange and bullion consultant variously. Shahin's formal education includes the CSC, COC and CFE from the Canadian Securities Institute, studies for an MBA from the Monetary Institute of International Studies, and a Bachelor of Science. Since January 8, 2007, Mr. Shahin has served as an independent director and member of the Audit Committee.

Rene Huessy has served for the past several years as an independent finance and tax advisor for small and medium sized companies and holds a degree in consultancy.

George W. Wakim, P. Eng is a civil engineer with over twenty years of international business leadership, senior project management, commercial, civil infrastructure and industrial engineering experience for multi-million dollar projects in excess of US$ 700 million in the mining, oil and gas and petrochemical sectors. Currently the Managing Director/Partner of an international engineering, contracting and trading company operating in Australia, Kuwait, Iraq, Qatar, Yemen and Afghanistan. His experience in the mining sector includes projects with coal, bauxites, gold, silver, copper and uranium. Holding a Bachelor of Civil Engineering from the American University of Beirut in Lebanon and a Masters of Engineering Science from Melbourne University in Australia, Mr. Wakim is a director, Chair of the Environment, Health and Safety Committee and member of the Audit Committee.

There are no material proceedings to which any nominated director is an adverse party to the Company, or has a material interest adverse to the Company.  There are no legal proceedings, as described in Rule 401(d) of Regulation S-K, required to be disclosed hereunder.  There have been no transactions between any nominated director and the Company for the past two years.  There are no family relationships between any nominated director and the officers of the Company.

A vote FOR is a vote in favor of electing the nominated Directors for the specified terms in office.

Compliance with Section 16(a) of the Exchange Act:  As of the quarter-ending November  30, 2008, the ARY Traders & Company owns 12.1% of the Company’s common stock that is issued and outstanding and is in the process of filing reports required by section 16(a) of the Exchange; and, an unidentified shareholder in Cede Co. holds 11.1% of the Company’s common stock. Kluane Basic Industries, Ltd. holds 100% of the Series A Convertible Preferred Stock that is issued and outstanding.  Apart from PanAmerica Capital Group, Inc. that held 23% of the Company’s common stock at one time, and Kluane Basic Industries, Ltd. holdings of preferred shares, the Company is not aware of any director, officer or other beneficial owner of more than ten percent of the Company’s common stock, who failed to file on a timely basis reports required by Section 16(a) during the most recent fiscal year or prior years.

No Dissenters' Rights:  Pursuant to the Delaware statutes, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this Election. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

2. NOMINATION OF PMB HELIN DONOVAN AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE COMING YEAR

The Company’s Audit Committee with the approval of the Board of Directors has selected PMB Helin Donovan to serve as the Company’s independent auditors for all audit work associated with the preparation of the Company’s financial statements during the year ending February 29, 2008.  The Board of Directors has determined that PMB Helin Donovan is suitably independent, and is well versed in Generally Accepted Accounting Practices and securities reporting requirements.  The Company does not expect a representative of PMB Helin Donovan to attend the Shareholder Meeting.

Subsequent to quarter ending August 31, 2007, the Company dismissed its principal accountant, Williams & Webster, P.S. and appointed PMB Helin Donovan as its principal accountant. Williams & Webster's audit report dated May 25, 2007 on our financial statements for the fiscal years ended February 28, 2007 and February 28, 2006 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. In connection with the audits of our financial statements for the most recent years ended February 28, 2007, 2006 and 2005, and in the subsequent interim periods through the date of resignation, there were no disagreements, resolved or not, with Williams & Webster on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of William & Webster would have caused William & Webster to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such years.

The following information concerning fees pertains to the services provided by Williams & Webster, P.S.

(1) Audit Fees: $59,632.00 and $39,080.27. Aggregate fees billed for each of the last two fiscal years, ending February 28, 2007 and February 28, 2006 respectively, for professional services rendered by the principal accountant for the audit of the registrant’s annual financial statements and review of financial statements included in the registrant’s Form 10-Q (17 CFR 249.308a) or 10-QSB (17 CFR 249.308b) or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

(2) Audit-Related Fees: $Nil and $Nil. Aggregate fees billed for each of the last two fiscal years, ending February 28, 2007 and February 28, 2006 respectively, for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not reported under Item 9(e)(1) of Schedule 14A.

(3) Tax Fees: $Nil and $5,382.50. Aggregate fees billed for each of the last two fiscal years, ending February 28, 2007 and February 28, 2006 respectively, for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

(4) All Other Fees, $Nil and $Nil. Aggregate fees billed for each of the last two fiscal years, ending February 28, 2007 and February 28, 2006 respectively, for products and services provided by the principal accountant, other than the services reported in Items 9(e)(1) through 9(e)(3) of Schedule 14A.

The following information concerning fees pertains to the services provided by Williams PMB Helin Donnovan:

(1) Audit Fees: $142,211.41.  Aggregate fees billed for the last fiscal year, ending February 28, 2008 for professional services rendered by the principal accountant for the audit of the registrant’s annual financial statements and review of financial statements included in the registrant’s Form 10-Q (17 CFR 249.308a) or 10-QSB (17 CFR 249.308b) or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

(2) Audit-Related Fees: $Nil and $Nil. Aggregate fees billed for each of the fiscal year ending February 28, 2008 for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not reported under Item 9(e)(1) of Schedule 14A.

(3) Tax Fees: $Nil. Aggregate fees billed for the last fiscal year ending February 28, 2008 for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

(4) All Other Fees, $Nil and $Nil. Aggregate fees billed for the fiscal year ending February 28, 2008 for products and services provided by the principal accountant, other than the services reported in Items 9(e)(1) through 9(e)(3) of Schedule 14A.

No Dissenters' Rights:  Pursuant to the Delaware Statutes, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this Election. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

A vote FOR is a vote in favor of appointing PMB Helin Donovan as the Company’s auditors until the next Annual Meeting.

3. OTHER BUSINESS

At the date of this Proxy Statement, the Company knows of no other matters to be brought before the Meeting.  If other matters should properly come before the Meeting, discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to take all proposed actions which is not shared by all other holders of the Company's Common Stock.  See "Security Ownership of Certain Beneficial Owners and Management."

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

Authorized and Outstanding Capital Stock

The Company has authorized 120,000,000 shares of Common Stock par value of one tenth of one-cent ($.0001), of which 44.083,486 shares are issued and outstanding as of November  30, 2008. Company has authorized 20,000,000 shares of Preferred Stock of which there are 2,000,000 shares are issued and outstanding.

As of November 30, 2008, there were approximately 4,030 holders of record of Common Stock.  The Company’s stock trades on the OTC Pink Sheets under the symbol KDSM.

The following summary of certain provisions of the Common Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Amended and Restated Articles of Incorporation, and Bylaws, copies of which will be provided to qualified prospective investors as part of the subscription procedures, where such rights are set forth in full, and by the provisions of applicable law.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders.  The holders of Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors from funds legally available for the payment of dividends.  In the event of a dissolution or liquidation of the Company, the holders of Common Stock are entitled to receive all assets of the Company available for distribution to the Company's stockholders.  Holders of Common Stock have no conversion or redemption rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November  30, 2008, and based on the information available to the Company from the Company’s Transfer Agent, Signature Stock Transfer, Inc. and Broadridge Financial Solutions, Inc., the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table are believed to have sole voting and investment power with respect to such shares.

Holdings by these and other shareholders may have changed since the date the Company received this information. Generally, private shareholders have the right to keep their share holdings confidential from the Company, although under U.S. securities law they are expected to disclose holdings of 5% or more through public SEC filings. Directors and officers also have reporting obligations. None-the-less, the Company does not have access to the information necessary to disclose or confirm the holdings of its shareholders and only the SEC has the authority to enforce the reporting requirements for those shareholders who acquire 5% or more of the Company’s common stock.

(a)

Securities authorized for issuance under equity compensation plans

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders	1,580,000	$1.36	4,020,000
Total	1,580,000	$1.36	4,020,000

The equity compensation plans include the 2003 Stock Incentive Plan for Employees and the 2005 Stock Incentive Plan for Consultants and Advisors.

The material features of the 2003 Stock Incentive Plan for Employees include:

- The purpose of the Plan is to provide Employees of the Company and any Subsidiary with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and Subsidiaries, to join the interests of Employees, directors and contractors with the interests of the shareholders of the Company, and to facilitate attracting and retaining Employees, directors and contractors of exceptional ability.

- The Plan is administered by the Board. The Board has the authority to grant stock option awards from those eligible to be Participants under the Plan, including the amount, terms and conditions of stock to be awarded to each such person. The Board may establish a committee and may delegate certain authorities.

- The maximum number of shares with respect to which stock options may be awarded under the Plan shall be 2,800,000 shares in the aggregate of common stock of the Company registered under Section 12 of the Securities and Exchange Act.

- The Board determines and designates from time to time, in its discretion, those Employees of the Company or any Subsidiary to receive stock options; provided, however, that stock options may be granted in the case of employees of a Subsidiary, only if the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of the Subsidiary, and the Subsidiary is a corporation.

- Each stock option shall be evidenced by a written Company-Participant Agreement ("Agreement") containing such provisions as may be approved by the Board. Each such Agreement shall constitute a binding contract between the Company and the Participant and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement.

- The Board, in its discretion, establishes the price per share for which the shares covered by the stock option may be purchased, although the price of each share shall be no less than $1.00.

- Each stock option awarded hereunder may be exercisable at any such time or times or in any such installments as may be determined by the Board at the time of the award; provided, however, no stock option right may be exercisable after the expiration of five years from the date of grant unless the Participant dies or becomes disabled prior thereto.

The material features of the 2005 Stock Incentive Plan for Consultants and Advisors include:

- The purpose of the Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders.

- The Plan is administered by the Board. The Board has the authority to grant stock option awards from those eligible to be Participants under the Plan, including the amount, terms and conditions of stock to be awarded to each such person. The plan provides for a committee or delegation of certain authorities to Management.

- The maximum number of shares with respect to which stock options may be awarded under the Plan shall be 2,800,000 shares in the aggregate of Common Stock of the Company. These are not Form S-8 registered securities.

- The Board may grant awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such award (each, a “Restricted Stock Award”).

- The Board determines and designates from time to time, in its Discretion, those Consultants and Advisors of the Company or any Subsidiary to receive stock options, restricted stock awards, or other stock-based awards; provided, however, that stock options may be granted in the case of Consultants and Advisors of a Subsidiary, only if the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of the Subsidiary, and the Subsidiary is a corporation.

- Except as the Board may otherwise determine or provide in an award, awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and stock options shall be exercisable only by the Participant.

- If not sooner terminated, each stock option awarded hereunder shall expire not more than five (5) years from the date of the granting thereof.

(b)

Security ownership of certain beneficial owners

Except as where otherwise noted, the following table sets forth as of November 30, 2008, and based on the information available to the Company from the Company’s Transfer Agent, Signature Stock Transfer, Inc. and Broadridge Financial Solutions, Inc., the beneficial ownership of the Company’s common stock (i) by any person or group known by the Company that may as of February 29, 2008, beneficially own more than 5% of the outstanding Common Stock (which equals or exceeds 2,141,674 shares), (ii) by each Director and executive officer, and (iii) by all Directors and executive officers as a group. The holders of the shares shown in the table are believed to have sole voting and investment power with respect to such shares.

Holdings by these and other shareholders may have changed since the date the Company received this information. Generally, private shareholders have the right to keep their share holdings confidential from the Company, although under U.S. securities law they are expected to disclose holdings of 5% or more through public SEC filings. Nonetheless, the Company does not have access to the information necessary to disclose or confirm the holdings of its shareholders and only the SEC has the authority to enforce the reporting requirements for those shareholders who acquire 5% or more of the Company’s common stock.

Name and address	Type	Total voting securities as of February 29, 2008	Percentage of issued and outstanding as of February 29, 2008
ARY Traders & Company P.O. Box 1123, Dubai, United Arab Emirates	Common shares	11,800,000	26.1%
Two shareholders in Cede & Co whose identities are not known to Klondike Star are each holding over 1,000,000 shares are Objecting Beneficial Owners (OBO). Relationship, if any, is unknown, but for purposes of this chart they are reported together.	Common shares	7,580,027	17.7%
George W. Wakim, Company Director as of March 26, 2008 Box 545, Safat 13006, Kuwait	Common shares	3,000,000	7.0%
Rene Hussey POB 57, FL -9493	Common shares	2,510,000	5.9%
PanAmerica Capital Group Inc. P.O. Box 832, 2522 WTC, Panama	Common shares	2,449,000	5.7%
Tuthill Network Assets Inc. P.O. Box 0816-02884, Salduba Building, 3rd Floor, Panama	Common shares	2,400,000	5.6%
Lantz Financial Inc. P.O. Box 0816-02884, Salduba Building, 3rd Floor, Panama	Common shares	2,200,000	5.1%
Kluane Basic Industries Ltd. 6125 Gleneagles Drive West Vancouver, B.C., Canada. V7W 1W1	Preferred shares	2,000,000 (Equivalent to 2,000,000 common shares and additional 8,000,000 voting only shares if conversion triggered following a Tender Offer for the Company.)	100% of Series A preferred shares outstanding.

(c) Security ownership of management

Name and address	Type	Total voting securities as of February 29, 2008	Percentage of issued and outstanding as of February 29, 2008
George W. Wakim, Director as of March 26, 2008	Common shares	3,000,000	7.0%
Barbara Stevenson (joint owner), Assistant Corporate Secretary	Common shares	20,000	Less than 0.1%
Ayman M. Shahin, Director	Common shares	10,000	Less than 0.1%
Collin Young, CA, Comptroller[2]	Common shares	8,200	Less than 0.1%

All directors and officers as a group as of March 26, 2008	Common shares	3,038,200	7.1%

(d) Changes in control

There are no arrangements known to the Company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

(a)

Compensation discussion and analysis

In the effort to accomplish compensation objectives for executive officers, the Board of Directors seeks to accomplish these goals:

-

to motivate executives to achieve important corporate and personal performance objectives and reward them when such objectives are met;

-

to recruit and retain highly qualified executive officers by offering overall compensation which is competitive with that offered for comparable positions in other mineral exploration and development companies; and

-

to align the interests of executive officers with the long-term interests of shareholders through participation in the Company’s stock option incentive plan.

The Company’s executive compensation package currently consists of these principal components: salary, annual incentive cash bonus, various health plan benefits generally available to year-round or multi-season employees, and long-term incentives in the form of stock options.

The specific purpose of the 2003 Stock Incentive Plan for Employees is to provide employees of the Company and any Subsidiary with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and subsidiaries, to join the interests of employees, directors and contractors with the interests of the shareholders of the Company, and to facilitate attracting and retaining employees, directors and contractors of exceptional ability.

Salaries for executive officers are determined by evaluating responsibilities inherent in the position held and the individual’s experience and past performance, as well as by reference to the competitive marketplace for management talent at other mining companies. The Board has access to industry, local and national compensation information and/or surveys, prepared for the most part by independent consultants, professional or industry organizations, as well as the compensation policies, practices and awards disclosed by other mining companies reporting in the United States and Canada. An executive (that is also a director) whose compensation is being determined abstains from voting on the matter.

On or about the end of each year, the Board reviews actual performance against the objectives set by the Company and the executive for the year. The assessment of whether Company objectives have been met includes, but is not limited to, considering the measured progress of the Company’s exploration projects, other specific business plan objectives, corporate governance and regulatory accountability, strategic alliances and similar achievements.

Stock options are generally awarded to executive officers at commencement of employment and periodically thereafter at the discretion of the Board. Options are granted to reward individuals for current performance, expected future performance and value to the Company, and take into account the stock options held by the individual. The principles described above apply to the determination of the compensation of all executive officers, including the President.

Compensation Committee Interlocks and Insider Participation

The Board of Directors as a whole performs the role of a compensation committee.

The Director Compensation Policy approved November 15, 2006 was amended April 26, 2007 with the addition of this clause: "Subject to carrier eligibility requirements, Directors may participate in Company funded extended health and related benefit plans."

Compensation Committee Report

The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis in Item 11 (a) with management, and based on this review and discussion recommended its inclusion in this annual report. The entire Board consists of George Wakim, Ayman Shahin and Rene Hussey.

There were no changes to employment contracts or compensation for executives during the year-ending February 29, 2008.

(b)

Summary compensation table

The following table shows all salary and payments to executive officers or persons covered.

Name and Principal Position	Year ending in	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)[3]	Non- Equity Incentive Plan Compen - sation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Hans Boge, P. Eng., President, Secretary	2008	$65,700	0	0	0	0	0	0	$65,700
	2007	$19,337	$46,115	0	$175,000	0	0	$121,576 in prof. fees	$362,028
	2006	0	0	0	$1,599,535	0	0	$93,401 in prof. fees	$1,692,936
Donald W. Flinn, P. Eng., Chief Operating Officer	2008	$263,000	0	0	0	0	0	$8,494 in benefits	$271,494
	2007	$168,585	$85,369	0	$175,000			$7,027 in benefits	$435,981
	2006	$130,199	38,322	0	$1,142,525	0	0	$1,433 in benefits	$1,312,479
Donald F. Willems, CGA, Chief Financial Officer[1]	2008	$93,750	0	0	0	0	0	$2,575 in benefits	$96,326
Collin Young, C.A., Comptroller[2]	2008	0	0	0	0	0	0	$62,258 in prof. fees	$62,258
	2007	0	0	0	$87,500	0	0	$149,154 in prof. fees	$236,654
	2006	0	0	0	0	0	0	$54,777 in prof. fees	$54,777
Barbara Stevenson, Assistant Corporate Secretary	2008	$86,250	0	0	0	0	0	$4,010 in benefits	$90,260
	2007	$75,151	0	0	$87,500	0	0	$3,745 in benefits	$166,396
	2006	$69,439	0	0	$35,550	0	0	$1,455 in benefits	$106,444

Notes:

1 2008 figures are for the period June 4, 2007 when appointed Chief Financial Officer through February 29, 2008.

2 2008 figures are for the period March 1, 2007 through June 4, 2007 when appointment as Comptroller rescinded.

3 For information on the method the Company is required to use to determine the value of stock options, please refer to the Notes to the Financial Statements.

(c)

Grants of plan-based awards table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Hans Boge, P.Eng., President	May 25, 2006	-	-	-	100,000	2.50	$175,000
	December 2, 2004	-	-	-	700,000	1.00	Recognized $1,599,535 in 2006
Donald W. Flinn, P.Eng., Chief Operating Officer	May 25, 2006	-	-	-	100,000	2.50	$175,000
	December 2, 2004	-	-	-	500,000	1.00	Recognized $1,142,525 in 2006
Donald F. Willems, CGA, Chief Financial Officer[1]	-	-	-	-	-	-	-
Collin Young, C.A., Comptroller[2]	May 25, 2006	-	-	-	50,000	2.50	$87,500
Barbara Stevenson, Assistant Corporate Secretary	May 25, 2006	-	-	-	50,000	2.50	$87,500
	September 14, 2005	-	-	-	30,000	2.50	Recognized $35,550 in 2006

(d)

Narrative disclosure to summary compensation table and grants of plan-based awards table

The President, Chief Operating Officer, Vice President and Assistant Corporate Secretary were terminated in 2008.  Prior to termination, the material terms of the respective employment contracts with the President, Chief Operating Officer, Vice-President, Finance & Administration/Chief Financial Officer and Assistant Corporate Secretary include annual salary (part-time annual for the President, full-time annual for Vice-President and Assistant Corporate Secretary), extended health care benefits, an annual process for the discretionary award of a bonus or stock options, and for the President and Chief Operating Officer without cause termination of at least 12 months notice, and for the Vice-President, Finance & Administration/Chief Financial Officer without cause termination of at least 6 months notice.  The Company is disputing any amounts paid or allegedly owed the President and Chief Operating Officer, Vice President under any termination provision. The Comptroller was compensated through an hourly professional fee for services provided by a corporate entity.

Stock options granted to officers were made under the 2003 Stock Incentive Plan for Employees established pursuant to a Form S-8 Registration Statement as amended. The purpose of the 2003 Plan is to provide employees of the Company and any Subsidiary with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and subsidiaries, to join the interests of Employees, directors and contractors with the interests of the shareholders of the Company, and to facilitate attracting and retaining Employees, directors and contractors of exceptional ability.

(e)

Outstanding equity awards at fiscal year-end

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Hans Boge, P.Eng., President	700,000	-	-	$1.00	December 2, 2009	-	-	-	-
	100,000	-	-	$2.50	May 25, 2011	-	-	-	-
Donald W. Flinn, P.Eng., Chief Operating Officer	500,000	-	-	$1.00	December 2, 2009	-	-	-	-
	100,000	-	-	$2.50	May 25, 2011	-	-	-	-
Donald F. Willems, CGA, Chief Financial Officer[1]	-	-	-	-	-	-	-	-	-
Collin Young, C.A., Comptroller[2]	50,000	-	-	$2.50	May 25, 2011	-	-	-	-
Barbara Stevenson, Assistant Corporate Secretary	30,000	-	-	$2.50	September 14, 2010	-	-	-	-
	50,000	-	-	$2.50	May 25, 2011	-	-	-	-

(f)

Option exercises and stock vested

As of February 29, 2008, no options granted have been exercised by an employee.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Hans Boge, P.Eng., President	0	0	0	0
Donald W. Flinn, P.Eng., Chief Operating Officer	0	0	0	0
Donald F. Willems, CGA, Chief Financial Officer[1]	N/A	N/A	N/A	N/A
Collin Young, C.A., Comptroller[2]	0	0	0	0
Barbara Stevenson, Assistant Corporate Secretary	0	0	0	0

(g)

Pension benefits

PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Hans Boge, P.Eng., President	N/A	N/A	N/A	N/A
Donald W. Flinn, P.Eng., Chief Operating Officer	N/A	N/A	N/A	N/A
Donald F. Willems, CGA, Chief Financial Officer[1]	N/A	N/A	N/A	N/A
Collin Young, C.A., Comptroller[2]	N/A	N/A	N/A	N/A
Barbara Stevenson, Assistant Corporate Secretary	N/A	N/A	N/A	N/A

(h)

Nonqualified defined contribution and other nonqualified deferred compensation plans

NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (S)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (S)
Hans Boge, P.Eng., President	N/A	N/A	N/A	N/A	N/A
Donald W. Flinn, P.Eng., Chief Operating Officer	N/A	N/A	N/A	N/A	N/A
Donald F. Willems, CGA, Chief Financial Officer[1]	N/A	N/A	N/A	N/A	N/A
Collin Young, C.A., Comptroller[2]	N/A	N/A	N/A	N/A	N/A
Barbara Stevenson, Assistant Corporate Secretary	N/A	N/A	N/A	N/A	N/A

(i)  Potential payments upon termination or change-in-control

The President currently is not paid or owed a salary.

(j) Compensation of directors

For the year-ended February 29, 2008, director compensation paid is set out in the table below.

DIRECTOR COMPENSATION
Name	Fees Earned of Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensa-tion ($)	Total ($)
Hans Boge, P.Eng.	0	0	0	0	0	0	0
Donald W. Flinn, P.Eng.	0	0	0	0	0	0	-
Sergei Doodchenko, P. Eng.	$15,250	0	0	0	0	0	$15,250

Albert Khelfa	$18,000	0	0	0	0	$1,771.14 in benefits	$19,771.14
Ayman Shahin	$14,250	0	0	0	0	0	$14,250

Compensation for directors was formally established by the Board approved Director Compensation Policy adopted November 15, 2006 as amended April 26, 2007.

Each director (who is not a Company employee), as appropriate, is entitled to receive as remuneration during each fiscal year of the Company, the aggregate of the following amounts:

(a) Retainer Fee for Directors on the Board of Directors of US$1,875 per calendar quarter, paid quarterly. No additional Retainer Fee shall be payable for service as a committee member. This fee covers all meeting preparation time.

(b) Retainer Fee for the Chair of the Board of Directors of US$1,250 per calendar quarter, paid quarterly, payable in addition to the Retainer Fee for Directors.

(c) Retainer Fee for Chairs of Committees of US$750 per calendar quarter, payable in addition to the Retainer Fee for Directors.

(d) Attendance Fee for Board Meeting of US$1,500 per meeting, paid after the end of each calendar quarter, payable in addition to the Retainer Fee for Directors.

(e) Attendance Fee for Committee Meeting of US$750 per meeting, paid after the end of each calendar quarter, paid in addition to the Attendance Fee for Board Meeting if the meeting is held on a completely difference day from the Board Meeting, and payable in addition to the Retainer Fee for Directors.

(f) Special Board Assignment Fee US$1,500 per day engaged in a special Board assignment or investigation, payable in addition to the Retainer Fee for Directors.

(g) Travel Time Fee of US$250, paid for each necessary day of travel to or from a meeting or the location of any Board assignment, other than a day on which the meeting occurs or the director receives a Special Board Assignment Fee.

The foregoing fees are “ordinary-course compensation” for directors serving on the Board of Directors, Audit Committee, or any other committee of the Board. Annually, directors can choose whether to receive their fees in the form of cash or common shares or a combination of both.  For 2008, some Directors fees were accrued and not paid.

BOARD OF DIRECTORS – COMMITTEES

2008 Board and Committee Meetings

During the fiscal year ended February 28, 2008, the Board of Directors met six (6) times in a multi-day strategic planning workshop. The Board of Directors can be contacted at the Company’s main office by regular mail: Box 33141, 1031 -10 Mile Road, Whitehorse, Yukon, Y1A 6S1, Canada or by email: communications@klondikestar.com.

The Board of Directors has two subcommittees with written charters: the Audit Committee established formally November 29, 2005, and the Environment, Health and Safety Committee established January 30, 2006. The Board’s practice is for all directors to attend the annual meeting of shareholders.

Audit Committee

Two independent members of the Board of Directors currently serve on the Audit Committee including Ayman Shahin (independent), and Rene Hussey (independent). and George Wakim.  The nominated directors, if elected, will serve as members of the Audit Committee for the year ending February 28, 2010. The Board of Directors has determined Ayman Shahin to be a financial expert. The Board of Directors adopted a written charter for the Audit Committee on November 29, 2005.

The Company’s common stock trades on the OTC Pink Sheets under the symbol KDSM.  Thus, Klondike Star is not subject to NASDAQ audit committee requirements.

The Company’s Articles of Incorporation do not set forth separate functions of the Audit Committee.

Environment, Health and Safety Committee

During the year-ending December 31, 2008, the Committee did not meet..

Nominating committee

The Board as a whole fulfills the role of a nominating committee. As it is a small board of five directors of whom 3 are independent directors, this is considered an appropriate and effective approach. The Board will consider director candidates recommended by shareholders as long as a nomination has the consent of the nominee and is received in sufficient time with adequate levels of information for it to be dealt with at an annual general meeting of shareholders in accordance with the proxy and information statement and shareholder notice requirements.

The Board of Directors Charter, adopted November 29, 2005, sets out director qualifications. Nominees for director appointments shall satisfy relevant regulatory and stock market/exchange listing requirements, and include among them, persons qualified for appointment to the Audit Committee. Directors must possess certain characteristics and traits to execute Board duties and responsibilities. The basic steps in the nomination and appointment process include candidate interviews with company representatives, submission of resume and, if appropriate, reference checks, orientation visit to Klondike Star exploration properties if possible, candidate disclosure of potential conflicts of interest or other matters requiring attention through correspondence or a meeting with a company legal representative, recommendation to the Board of Directors, approval by the Board for recommendation to the shareholders at the annual meeting, and shareholder vote.

The criteria for Board membership include:

Integrity and accountability

• Directors must demonstrate high ethical standards and integrity in their personal and professional dealings, and be willing to act on — and remain accountable for — their boardroom decisions.

Informed judgment

• The ability to provide wise, thoughtful counsel on a broad range of issues ranks high among the qualities required in directors. They must develop a depth of knowledge of mining exploration and development, in order to understand and question the assumptions upon which the strategic and business plans are based, and to form an independent judgment as to the probability that such plans can be achieved.

Financial literacy

• One of the most important roles of the Board is to monitor financial performance. To do this, directors must have a high level of financial literacy. They should know how to read financial statements, and they should understand the ways of evaluating company performance.

Mature confidence

• Teamwork and integrated thinking: Directors who value Board and team performance over individual performance, who consider all factors in decision-making and who possess respect for others, facilitate superior Board performance. Nominees ought to endorse and practice this approach.

• Communication: Openness to others’ opinions and the willingness to listen should be as highly developed as the ability to communicate persuasively. Directors must approach others assertively, responsibly and supportively, and be willing to raise tough questions in a manner that encourages open and candid discussion.

Track record and experience

• In today’s highly competitive world, only companies capable of performing at the highest levels are likely to prosper. Directors must bring a history of achievement that reflects high standards for themselves and others.

Additional criteria are set out in the Audit Committee Charter, adopted November 29, 2005, for directors qualified for appointment to the Audit Committee.

Each member of the Committee shall be “financially literate” and at least one member ought to have significant “accounting or related financial management expertise” as those terms are defined from time to time under the requirements or guidelines for Audit Committee service under securities laws and the rules of any stock market or exchange on which the company’s securities are listed for trading.

AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission.  Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  Please call the Commission at (800) SEC-0330 for further information.  Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at www.sec.gov. To review the annual 10-K to February 28, 2008 and other fillings, at the Commission’s homepage select “filings and Forms (EDGAR),” click on “search for Company Filings,” then click “Company & Other Filers,” type KDSM in the CIK box, enter and open the appropriate file. Any shareholder may also receive a copy of any report by contacting the Company by mail at P.O. Box 20116, Whitehorse, Yukon, Y1A 7A2 Canada, by calling toll free 1-800-579-7580, by emailing information@klondikestar.com, or, more generally, by accessing the Company’s website at www.klondikestar.com. The Company will provide the documents incorporated by reference without charge upon such written or oral request.

SHAREHOLDER COMMUNICATIONS

Through provisions of the Board of Directors Charter, the Board established a communication policy that provides a process for security holders to send communications to the board of directors.

With respect to the handling of any shareholders communications or similar contacts to the Board, shareholders may contact the Chair or the Board as a group by the following means:

By mail: Klondike Star Mineral Corporation:

c/o Parsons/Burnett/Bjordahl, LLP

Suite 1850 Skyline Tower

10900 NE 4th Street

Bellevue, Washington USA 98004

Attention: Corporate Secretary

By email: communications@klondikestar.com

Alternatively, shareholders may also address correspondence to the Chair or the Board using the Company investor relations email: information@klondikestar.com.

In the event that communications are not relayed directly to directors, they are conveyed to the full board through the Chair.

Since their adoption in 2005, the Charters for the Board of the Directors, the Audit Committee and the Environment, Health and Safety Committee have been posted on the Company website www.klondikestar.com in the corporate governance section under About Us.

REQUEST TO VOTE, SIGN AND RETURN PROXIES

Please vote, date and sign the enclosed Proxy and return it at your earliest convenience in order to be received no later than March 9, 2009. Any change of your proxy once you have signed it and sent it in will require a ten (10) day change of notice to the Company.  Proxies may be returned via regular mail or facsimile (fax) to the Company’s counsel, Parsons/Burnett/Bjordahl, 1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004, (425) 451-8036 (Phone), (425) 451-8568 (Fax).

Voting Procedures

Quorum and Voting

In accordance with the Bylaws of the Company, the presence in person or by proxy of at least one-third (1/3) of the total number of outstanding shares of common stock entitled to vote at the Meeting is required to constitute a quorum for the transaction of business at the Meeting.  Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum.

The shares represented by each proxy will be voted in accordance with the instructions given therein.  Where no instructions are indicated, the proxy will be voted for the election of the Board of Directors as presented in the Proxy Statement, at the discretion of the persons named in the proxy, on any other business that may properly come before the Meeting.

If a proxy statement is being delivered to two or more security holders who share an address, a proxy statement will be delivered to each security holder sharing an address.  Security holders sharing an address can request delivery of a single copy of proxy statements by contacting the Company’s corporate offices.

Under applicable law and the Company’s Bylaws, if a quorum is present at the Meeting, the election of the proposals will be approved if the shares voting in favor of each specified proposal exceed the shares voting against.  Each stockholder will be entitled to one vote for each share of Common Stock held in the approval of each Proposal.  Any other matter submitted to a vote of the stockholders at the Meeting will be approved if a majority of votes cast at the Meeting in person or by proxy vote in favor thereof.

DATED:  Febraury 20, 2009

By the Order of the Board of Directors

,

President, Member, Board of Directors

PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

KLONDIKE STAR MINERAL CORPORATION

TO BE HELD APRIL 13, 2008

By completing and returning this proxy to Klondike Star Mineral Corporation (the “Company”), you will be designating George Wakim, the President of the Company, to vote all of your shares of the Company's common stock as indicated below.  Proxies may be returned via regular mail or facsimile (fax) to the Company’s counsel, Parsons/Burnett/Bjordahl, 1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004, (425) 451-8036 (Phone), (425) 451-8568 (Fax).

Please complete this proxy by clearly marking the appropriate column(s), filling out the stockholder information and dating below, and returning it to the Company as indicated immediately above.

The undersigned expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented in this proxy.  Please sign exactly as your name appears on your stock certificate(s).  Joint owners should both sign.  If signing in a representative capacity, please give full titles and attach proof of authority unless it is already on file with the Company.

This proxy is being solicited by, and the proposals referenced in the Proxy Statement, are being proposed by the Board of Directors of the Company.  The proposals to be voted on is not related to or conditioned on the approval of any other matter.  You may revoke this proxy at any time prior to the vote thereon.

As of March 2, 2009, which is the record for determining the stockholders who are entitled to notice of and to vote at the meeting, the Board of Directors of the Company is not aware of any other matters to be presented at the meeting.  If no direction is indicated on a proxy that is executed and returned to the Company, it will be voted “For” the Amendment to the Articles of Incorporation.  Unless indicated below, by completing and signing this proxy, the stockholder grants to Hans Boge the discretion to vote in accordance with his best judgment on any other matters that may be presented and the meeting.

_____

Withhold direction to vote on any other matter presented at the meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS.

Shall the following person be elected to the Board of Directors?

YES

NO

ABSTAIN

Ayman Shahin (2 year term)

_____

_____

_____

George Wakim (2 year term)

_____

_____

_____

Rene Huessy (2 year term)

_____

_____

_____

PROPOSAL 2 – APPOINTMENT OF PMB HELIN DONOVAN AS AUDITORS.

Shall PMB Helin Donovan be appointed as independent auditors for the Company?

YES

NO

ABSTAIN

_____

_____

_____

___________________________________ ____________________________________

Shareholder Signature

  Shareholder Signature (if applicable)

___________________________________ ____________________________________

Printed Name

  Printed Name (if applicable)

___________________________________

Number of Shares